UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2007

Pharsight Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 E. Evelyn Avenue, 3rd Floor

Mountain View, California 94041-1530

(Address of principal executive offices, including zip code)

(650) 314-3800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 27, 2007, all of the holders of Series A convertible preferred stock (the “Series A Preferred Stock”) and Series B convertible preferred stock (the “Series B Preferred Stock,” and, collectively with the Series A Preferred Stock, the “Preferred Stock”) of Pharsight Corporation (the “Company”) notified the Company of their election to convert all of their shares of Preferred Stock into shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s Certificate of Designations of Series A and Series B Convertible Preferred Stock (the “Certificate of Designations”).

As of June 27, 2007, there were 1,814, 662 shares of Series A Preferred Stock outstanding and 199,559 shares of Series B Preferred Stock outstanding. Each share of Preferred Stock is convertible into four shares of Common Stock. Upon conversion, the aggregate 2,014,221 shares of Preferred Stock will convert into an aggregate of 8,056,884 shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2007, the board of directors appointed John Schickling as a director, effective as of June 26, 2007. The board of directors has not yet determined on which committees, if any, Mr. Schickling will serve.

Mr. Schickling will participate in the non-employee director compensation arrangements described in the Company’s 2006 proxy statement. Under the terms of those arrangements, Mr. Schickling will receive, among other things, annual compensation of $12,000, a cash payment of $2,000 for each board meeting attended, and an initial option to purchase 100,000 shares of the Company’s common stock, which vests monthly over a two-year period. In addition, it is expected that Mr. Schickling will execute the Company’s standard form of indemnification agreement.

The Company’s press release announcing Mr. Schickling’s appointment is attached hereto as Exhibit 99.1.

In addition, on June 26, 2007, Philippe Chambon, a member of the board of directors of Pharsight Corporation (the “Company”), notified the Company that he will not stand for re-election to the board of directors at the Company’s 2007 annual meeting of stockholders, scheduled to be held August 8, 2007. Dr. Chambon is expected to remain on the board of directors until the Company’s 2007 annual meeting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ William Frederick
William Frederick
Senior Vice President and Chief Financial Officer

Date: June 29, 2007